UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2023
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THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
 __________________

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 Par Value Per Share	HD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2023, The Home Depot, Inc. (the “Company”) announced that its Board of Directors (the “Board”) approved the promotion of Ann-Marie Campbell to Senior Executive Vice President, effective on November 1, 2023. Ms. Campbell has served as Executive Vice President – U.S. Stores and International Operations since October 2020. In her new role, she will assume responsibility for outside pro sales efforts as well as the Company’s installation services business. She will continue to oversee U.S. stores and operations, The Home Depot Canada and The Home Depot Mexico business units.

In connection with her promotion, on October 25, 2023, the Leadership Development and Compensation Committee (“LDC Committee”) of the Board approved Ms. Campbell’s new base salary of $1,000,000, effective November 1, 2023, and her new annual incentive target under the Company’s Management Incentive Plan of 125% of base salary, payout of which will be based on achievement of pre-established performance goals set by the LDC Committee. For fiscal 2023, the amount of her annual incentive award will be determined by using her target percentage for her prior role for the first ten months of the fiscal year and her new target percentage for the remainder of the fiscal year, subject in each case to performance against the pre-established performance goals. In addition, in connection with her promotion, Ms. Campbell will be granted an award of restricted shares having a value of $125,000 and an award of stock options having a value of $125,000 at the next regularly scheduled meeting of the LDC Committee after the effective date of her promotion. The shares of restricted stock will vest 50% after each of the 30- and 60-month anniversaries of the grant date, and the stock options will vest and become exercisable on each of the second, third, fourth and fifth anniversaries of the grant date, in each case subject to Ms. Campbell’s continued employment through the applicable vesting dates. Ms. Campbell will also be subject to certain non-competition and non-solicitation restrictions for 24 and 36 months following any termination of employment, respectively, as well as certain confidentiality restrictions that apply indefinitely.

A copy of the press release announcing Ms. Campbell’s promotion is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release
104	The cover page of this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

Date: October 30, 2023	By:	/s/ Teresa Wynn Roseborough
	Name:	Teresa Wynn Roseborough
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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